Exhibit 10.7(b)

27200 West Agoura Road Suite 200 Calabasas, CA 91301	818.587.4500 Phone 818.587.4591 Fax kytherahiopharma.com

January 5, 2010

Dr. Arthur I. Zweben

Director, New Business Ventures

Technology Management and Facilities

Los Angeles Biomedical Research Institute at

Harbor-UCLA Medical Center

1124 West Carson Street

Building N-14, Room 11

Torrance, California 90502

Re:          License Agreement effective as of August 29, 2005 by and between Kythera Biopharmaceuticals, Inc. (formerly known as AESTHERx, Inc.) and Los Angeles Biomedical Research Institute at Harbor/UCLA Medical Center (the “License Agreement”)

Dear Art:

This letter is to confirm our earlier conversation in which LA Biomed approved Kythera’s request, per section 3.4(i) of the License Agreement, for a twenty-four month extension of time to achieve all Performance Milestones set forth in the License Agreement.

Please sign below to confirm LA Biomed’s agreement to Kythera’s request for this extension.

Thank you,

/s/ Amit Munshi

Amit Munshi

Chief Business Officer, Kythera Biopharmaceuticals, Inc.

AGREED AND ACCEPTED

/s/ Dr. Arthur I. Zweben

Dr. Arthur I. Zweben

Director, New Business Ventures,

An Authorized Representative of LA Biomed